Exhibit 10.10

BRAINSTORM CELL THERAPEUTICS INC.

AMENDMENT NO. 4
TO
2014 GLOBAL SHARE OPTION PLAN

The 2014 Global Share Option Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is hereby amended by this AMENDMENT NO. 4 as follows:

Section 5.1 of the Plan is hereby deleted in its entirety and anew Section 5.1 is inserted in lieu thereof which shall read as follows:

“5.1 The Company has reserved 13,600,000 authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company’s other share option plans when applicable, subject to adjustment as set forth in Section 7 below. The pool of shares available for issuance under the Plan is the same pool of shares reserved and available for issuance under the 2014 U.S. Stock Option and Incentive Plan (the “U.S. Plan”). Accordingly, shares issued pursuant to awards under either the Plan or the U.S. Plan shall reduce the number of shares available for future issuance under each plan. The shares available for issuance under the U.S. Plan and the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Award may again be subjected to an Award under the Plan or under future plans.”

Section 13 of the Plan is hereby deleted in its entirety and a new Section 13 is inserted in lieu thereof which shall read as follows:

“The Plan shall be effective as of the day it was adopted by the Board and shall terminate on July 9, 2034.

The Company shall obtain the approval of the Company’s stockholders for the adoption of this Plan or for any amendment to this ISOP, if stockholders’ approval is necessary or desirable to comply with any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Awards granted to Participants under this Plan, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the LIS Securities and Exchange Commission.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

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Adopted by the Board of Directors of the Company: August 5, 2024.

Adopted by the Stockholders of the Company: September 16,2024.